EXHIBIT 99.1

    FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results

for the First Quarter of Fiscal 2011

Cumulative iAPPS Licenses Sold Increases 132%

Woburn, MA, February 14, 2011 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of an award winning web engagement management software suite and award-winning interactive technology solutions, today announced financial results for its first quarter of fiscal 2011 (quarter ended December 31, 2010).

Highlights from Q1 Fiscal Year 2011 include:

•	In Q1 2011 revenue increased 19% to $6.5 million for the quarter ended December 31, 2010 when compared to $5.5 million for the quarter ended December 31, 2009

•	In Q1 2011 the cumulative total number of iAPPS Licenses sold increased 132% to a total of 274 at December 31, 2010 when compared to a cumulative total of 118 iAPPS licenses sold at December 31, 2009

•	In Q1 2011 revenue from SaaS and perpetual licenses increased 40% to $519 thousand in the quarter ended December 31, 2010 when compared to $372 thousand for the quarter ended December 31, 2009

•
In Q1 2011 Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and  stock-based compensation) was $485 thousand compared to $688 thousand for the quarter ended December 31, 2009

•	In Q1 2011 non-GAAP Net Income was $167 thousand compared to $416 thousand for the quarter ended December 31, 2009

“We had a very busy first quarter as we continued to operationally integrate the e.Magination acquisition, record new bookings including some prominent iAPPS customers, and  enhance our executive management team” said Bridgeline Digital CEO, Thomas Massie.  “As we move into the balance of fiscal 2011, demand for iAPPS looks very strong and we believe we will have a breakout year.”

Bridgeline Digital expects annual revenue for Fiscal 2011 in the range of $26.5 million to $28 million.  In addition, the Company expects to generate positive non-GAAP net income and positive Adjusted EBITDA during the remainder of Fiscal 2011.

Results of Operations for the Three Months Ended December 31, 2010, Compared to December 31, 2009

For the three months ended December 31, 2010, our revenue increased 19% to $6.5 million from $5.5 million for the same period of fiscal 2010.  Gross profit was $3.2 million compared with $3.0 million for the same period of fiscal 2010, an increase of 5%.  Gross profit margins were 49% compared with 55% for the same period of fiscal 2010.  The decrease in gross profit margin is primarily attributable to the impact of lower gross profit margin web application development services revenue from two acquisitions completed during the second half of fiscal 2010.

The loss from operations for the three month period was ($84) thousand compared with income from operations of $242 thousand in the same period of fiscal 2010.  The net loss for the three month period was ($156) thousand compared with net income of $220 thousand in the same period of fiscal 2010.  The primary reason for the decrease in operating and net income is that there were no capitalized costs related to iAPPS software development in the three months ended December 31, 2010, while there was $170 thousand of capitalized costs in the three months ended December 31, 2009.  In addition, the decrease is due to lower gross margin contribution and increased sales expense from our two recent acquisitions.  Earnings (loss) per share were ($0.01) for the three months ended December 31, 2010, compared with $0.02 for the same period of the prior year.  Non-GAAP adjusted net income was $167 thousand and non-GAAP adjusted earnings per diluted share was $0.01 for the three months ended December 31, 2010, compared with non-GAAP adjusted net income of $416 thousand and non-GAAP adjusted earnings per diluted share of $0.04 for the same period of fiscal 2010.  Adjusted EBITDA was $485 thousand and Adjusted EBITDA per diluted share was $0.04 for the three months ended December 31, 2010, compared with $688 thousand and $0.06 for the same period of fiscal 2010.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges.  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline’s business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Dollars in thousands, except share and per share data)

	Three Months Ended December 31,
	2010	2009
Reconciliation of GAAP net (loss) income to non-GAAP adjusted net income
GAAP net income	$(156)	$220
Amortization of intangible assets	208	141
Stock-based compensation	115	70
Tax effect of non-GAAP adjustments	—	(15)
Non-GAAP adjusted net income	$167	$416

Reconciliation of GAAP (loss) earnings per diluted share to non-GAAP adjusted earnings per diluted share
GAAP earnings per diluted share	$(0.01)	$0.02
Amortization of intangible assets	0.01	0.01
Stock-based compensation	0.01	0.01
Tax effect of non-GAAP adjustments	—	—
Non-GAAP adjusted earnings per diluted share	$0.01	$0.04

Reconciliation of GAAP net (loss) income to Adjusted EBITDA
GAAP net income	$(156)	$220
Provision for taxes	21	16
Interest	51	6
Amortization of intangible assets	208	141
Depreciation	162	184
EBITDA	286	567
Other amortization	84	51
Stock-based compensation	115	70
Adjusted EBITDA	$485	$688

Reconciliation of GAAP net (loss) earnings per diluted share to adjusted EBITDA per diluted share
GAAP net earnings per share	$(0.01)	$0.02
Taxes	—	—
Interest	—	—
Amortization of intangible assets	0.02	0.01
Depreciation	0.01	0.02
EBITDA	0.02	0.05
Other amortization	0.01	—
Stock-based compensation	0.01	0.01
Adjusted EBITDA per diluted share	$0.04	$0.06

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,
	2010	2009
Revenue:
Web application development services	$5,544	$4,613
Managed service hosting	466	494
Subscription and perpetual licenses	519	372
Total revenue	6,529	5,479
Cost of revenue:
Web application development services	3,014	2,178
Managed service hosting	146	129
Subscription and perpetual licenses	182	133
Total cost of revenue	3,342	2,440
Gross profit	3,187	3,039
Operating expenses:
Sales and marketing	1,644	1,250
General and administrative	897	1,169
Research and development	382	75
Depreciation and amortization	348	303
Total operating expenses	3,271	2,797
(Loss) income from operations	(84)	242
Interest income (expense) net	(51)	(6)
(Loss) income before income taxes	(135)	236
Provision for income taxes	21	16
Net (loss) income	$(156)	$220

Net (loss) income per share:
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02
Number of weighted average shares:
Basic	11,883,860	11,182,209
Diluted	11,883,860	11,520,866

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share and per share data)

ASSETS	December 31, 2010	September 30, 2010
Current assets:
Cash and cash equivalents	$2,972	3,045
Accounts receivable and unbilled receivables, net	4,133	3,929
Prepaid expenses and other current assets	384	351
Total current assets	7,489	7,325
Equipment and improvements, net	1,575	1,171
Intangible assets, net	2,084	2,292
Goodwill	20,034	20,036
Other assets	872	900
Total assets	$32,054	$31,724

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,000	$1,270
Accrued liabilities	811	1,024
Accrued earnouts, current	590	900
Debt, current	2,342	2,475
Capital lease obligations, current	206	50
Deferred revenue	956	899
Total current liabilities	5,905	6,618
Accrued earnouts, net of current portion	1,073	1,073
Debt, net of current portion	2,983	3,025
Capital lease obligations, net of current portion	313	11
Other long term liabilities	305	341
Total liabilities	10,579	11,068

Commitments and contingencies

Stockholders’ equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;	—	—
none issued and outstanding
Common stock - $0.001 par value; 20,000,000 shares authorized;	12	11
12,188,208 and 11,188,208 shares issued and outstanding,
respectively
Additional paid-in capital	37,721	36,749
Accumulated deficit	(16,144)	(15,988)
Accumulated other comprehensive loss	(114)	(116)
Total stockholders’ equity	21,475	20,656
Total liabilities and stockholders’ equity	$32,054	$31,724

About Bridgeline Digital, Inc

Bridgeline Digital is a developer of an award-winning web engagement management software suite and interactive business technology solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that deeply unifies web Content Management, eCommerce, eMarketing, and web Analytics capabilities into the heart of websites, online stores, intranets, extranets or portals - enabling users to swiftly enhance and optimize the value of their web assets. iAPPS Content Manager is the recent winner of the 2010 CODiE Award for the Best Content Management Solution, globally.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline Digital’s teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Virginia, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Healthcore, LG Electronics, Marriott International, Berkshire Life, PODS, Budget Rental Car, Washington Redskins, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Genesis Select (Investor Relations)
Budd Zuckerman
President
303-415-0200 begin_of_the_skype_highlighting
bzuckerman@genesisselect.com

Bridgeline Digital, Inc.
Michael Prinn
Vice President & Chief Accounting Officer
781-497-3016
mprinn@blinedigital.com